Exhibit 99.1

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2

Statement of Assets Acquired and Liabilities Assumed at August 20, 2010	3

Notes to Statement of Assets Acquired and Liabilities Assumed	4 – 11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of CenterState Banks, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by CenterState Bank of Florida, N.A. (a wholly owned subsidiary of CenterState Banks, Inc.) pursuant to the Purchase and Assumption Agreement dated August 20, 2010 (the Agreement). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by CenterState Bank of Florida, N.A. (a wholly owned subsidiary of CenterState Banks, Inc.) at August 20, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida

November 3, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

August 20, 2010
Cash, due from banks and Federal Reserve Bank	$10,720
Investment securities available for sale	1,564
Covered loans	35,752
Consumer loans not covered by loss sharing agreement	2,867

Total loans	38,619
Covered other real estate owned (“OREO”)	1,268
FDIC indemnification asset	9,837
FHLB stock	361
Core deposit intangible	336
Goodwill	1,704
Other assets	330

Total assets acquired	$64,739

Deposits:
Non interest bearing demand accounts	$10,937
Interest bearing checking accounts	3,783
Interest bearing savings accounts	9,909
Time deposits	23,054

Total Deposits	47,683
FHLB advances	4,150
Payable to the FDIC	12,860
Interest payable on deposits and FHLB advances	29
Other liabilities	17

Total liabilities assumed	$64,739

The accompanying notes are an integral part of this financial statement

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 1: FDIC assisted acquisition of certain assets and liabilities of Community National Bank

On August 20, 2010, CenterState Bank of Florida, N.A. (“CenterState”), a wholly owned subsidiary of CenterState Banks, Inc. (the “Company”), entered into a purchase and assumption agreement and certain loss share agreements (the “Agreements”) with the Federal Deposit Insurance Corporation (“FDIC”) and the FDIC as receiver, pursuant to which CenterState acquired certain assets and assumed substantially all of the deposits and certain liabilities of Community National Bank (“Community National”) located in Bartow, Florida.

Community National operated through one branch in Polk County, Florida. CenterState assumed $47,683 of the deposits of Community National at estimated fair value. Additionally, CenterState acquired loans with an estimated fair value of $38,619 and an unpaid principal balance of $50,670, repossessed real estate (“OREO”) and investment securities with estimated fair values of $1,268 and $1,564, respectively. Approximately $35,752 of the $38,619 acquired loans and all of the acquired OREO are covered by loss sharing agreements (“Covered Assets”) between the FDIC and CenterState.

The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the date of the acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. CenterState and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by CenterState and/or the purchase prices. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.

Note 2: Loss sharing agreement and FDIC indemnification asset

As part of the Agreements, CenterState and the FDIC also entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse CenterState for losses with respect to certain loans begins with the first dollar of loss incurred. Approximately $49,339 of assets which include $47,565 of loans and $1,774 of OREO are covered under these agreements. The amounts covered by the loss sharing agreements are the pre-acquisition book values of the underlying assets, certain future net direct costs and up to 90 days of interest. The FDIC will reimburse CenterState for 80% of losses up to $49,339. CenterState will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid CenterState a reimbursement under the loss sharing agreements. Certain other assets of Community National were acquired by CenterState that are not covered by loss sharing agreements with the FDIC. These assets include consumer loans and investment securities purchased at fair market value and other tangible assets.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

	August 20, 2010
Assets subject to stated threshold:	amount covered	fair value
Loans	$47,565	$35,752
OREO	1,774	1,268

Total covered assets	$49,339	$37,020

The loss sharing agreements applicable to single family residential mortgage loans provides for FDIC loss sharing and Company reimbursement to the FDIC for recoveries for ten years. The loss sharing agreement applicable to commercial loans and other covered assets provides for FDIC loss sharing for five years and Company reimbursement to the FDIC for a total of eight years for recoveries.

The loss sharing agreements are subject to certain servicing procedures as specified in agreements with the FDIC. The expected reimbursements under the loss sharing agreements were recorded as indemnification assets on the statement of assets acquired and liabilities assumed at their estimated fair value of $9,837 on the acquisition date. The FDIC loss share indemnification asset reflects the present value of the expected net cash reimbursement related to the loss sharing agreements described above.

Note 3: Basis of presentation

CenterState has determined that the acquisition of the net assets of Community National constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required by that topic.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed. ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1:	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date;

Level 2:	Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data;

Level 3:	Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of the methods used to determine the fair values of significant assets and liabilities.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Cash and cash due from banks and Federal Reserve Bank

The carrying amount of these assets is a reasonable estimate of fair value based on their short-term nature.

Investment securities available for sale

The fair value for securities available for sale was determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Loans

At the August 20, 2010 acquisition date, the Company estimated the fair value of the acquired loan portfolio at $38,619, which represents the expected cash flows from the portfolio discounted at a market-based rate. Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, risk classification, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows. Fair values are considered to be Level 3 pricing.

OREO

Fair values for OREO were determined using Level 3 inputs which include current and prior appraisals and estimated costs to sell. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.

FDIC indemnification asset

These loss sharing assets are measured separately from the related covered assets as they are not contractually embedded in the assets and are not transferable with the assets should CenterState choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentage. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. Fair value is considered to be Level 3 pricing.

FHLB stock

It was not practicable to determine the fair value of Federal Home Loan Bank (“FHLB”) stock due to restrictions placed on its transferability, and as such has been recorded at its redeemable value.

Core deposit intangible

This intangible asset represents the value of the relationships that Community National had with their deposit customers. The fair value of this intangible asset was estimated based on the discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits. Fair value is considered to be Level 3 pricing.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Goodwill

Goodwill represents the consideration paid in excess of the fair value of the net assets received pursuant to the Community National transaction.

Deposits

The fair values used for the checking and savings deposits that comprise the transaction accounts acquired by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits, and are considered to be Level 2 pricing.

FHLB advances

Management’s intention as of the acquisition date was to prepay the FHLB advances acquired, which subsequently occurred. As such, management determined the fair value of the FHLB advances at the acquisition date was the $4,000 principal outstanding plus the prepayment penalty of approximately $150.

Use of estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about discount rates, future expected cash flows, including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of fair values of the net assets acquired in the Community National acquisition. Actual results could differ from those estimates; others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from the Company’s assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition and deposit attrition.

Note 4: Net assets acquired

Under the terms of the purchase and assumption agreements, the FDIC agreed to transfer to CenterState (1) certain assets subject to loss sharing agreements at book value, (2) certain assets that are not subject to the loss sharing agreements at a contractually specified purchase price, (3) certain assets at fair value and (4) certain liabilities at book value. CenterState also agreed to transfer cash of $12,860 to the FDIC to compensate for the $13,778 net assets acquired less the $918 agreed upon discount (negative bid).

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Details related to the transfer at acquisition date, are as follows:

August 20, 2010
Payment to FDIC per purchase and assumption agreement	$12,860
Net assets acquired per purchase and assumption agreement	13,778
Purchase accounting adjustments:
Loans	(12,051)
OREO	(506)
FDIC indemnification asset	9,837
Time deposits	(88)
FHLB advances	(150)
Core deposit intangible	336

Fair value of net assets acquired per purchase and assumption agreement	11,156

Payment to FDIC less the fair value of the net assets acquired (“goodwill”)	$1,704

Note 5: Investment securities

The table below reflects the acquired investment securities at acquisition date:

	August 20, 2010
	fair value	weighted average maturity in months
U.S. agency mortgage backed securities - fixed rate	$416	33
U.S. agency mortgage backed securities - variable rate	49	52
U.S. Treasury Bill	1,099	5

Total	$1,564	14

The U.S. agency mortgage backed securities listed in the above table are FNMA, FHLMC and GNMA single family mortgage backed securities. Mortgage backed securities are not due at a single maturity date. Securities are measured at fair value on a recurring basis. The fair value of mortgage backed securities is considered to be level 2 pricing and the fair value of the U.S. Treasury Bill is considered to be level 1 pricing.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 6: Loans

The composition of loans acquired at acquisition date is as follows:

August 20, 2010
fair value
Covered loans:
Single family residential real estate	$25,514
Commercial real estate	8,191
Construction, development and land	349

Total real estate loans	34,054
Commercial loans	1,698

Total covered loans	35,752
Loans not covered by loss sharing agreement:
Consumer and other loans	2,867

Total loans	$38,619

The following table presents purchased loans accounted for under ASC Topic 310-30 at the August 20, 2010 acquisition date:

	loans with specifically identified credit deficiency factor (Type A loans)	loans without specifically identified credit deficiency factor (Type B loans)	total loans
Contractually required principal and interest	$31,548	$25,093	$56,641
Non-accretable difference	(9,964)	(3,005)	(12,969)

Cash flows expected to be collected	21,584	22,088	43,672
Accretable yield	(4,034)	(1,019)	(5,053)

Fair value of loans accounted for under ASC 310-30	$17,550	$21,069	$38,619

Acquired loans that are non-accrual, 60 days or more past due, designated as Troubled Debt Restructured (“TDR”), graded “special mention” or “substandard,” had six or more 30 day past due notices or had any 60 day or 90 day past due notices during the loan term, were identified as Type A loans, that is, loans with specifically identified credit deficiency factor. The Company will account for Type A loans under ASC Topic 310-30.

All remaining loans, those without specifically identified credit deficiency factors, or Type B loans, were grouped into pools with common risk characteristics. These loans were then evaluated to determine estimated fair value as of the acquisition date. Although no specific credit deficiencies are specifically identifiable, management believes there is an element of risk as to whether all contractual cash flows will be eventually received. Factors that were considered included the poor economic environment both nationally and locally as well as the unfavorable real estate market particularly in Florida. In addition, these loans were acquired from a failed financial institution which implies poor, or at least questionable, underwriting. Based on management’s estimate of fair value, each of these pools was assigned a discount credit mark which reflects expected credit losses. The Company will apply ASC Topic 310-30 accounting treatment by analogy to Type B loans. The result is that all loans acquired from this failed financial institution will be accounted for under ASC Topic 310-30.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 7: Goodwill and other intangible assets

The statement of assets acquired and liabilities assumed reflects a core deposit intangible asset of $336 at August 20, 2010 related to the Community National acquisition. The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. Estimated amortization expense for the remainder of 2010 and the five subsequent years thereafter is $18, $48, $40, $34, $30 and $29, respectively. The Company will review the valuation of this intangible asset periodically for impairment. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

In connection with the Community National acquisition, the consideration paid exceeded the fair value of the net assets acquired. Accordingly, goodwill of approximately $1,704 was recorded as a result of the acquisition. Goodwill is not an amortizable asset. The Company will review the valuation of this intangible asset periodically, and no less than annually, for impairment. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

Note 8: Deposits

Deposits assumed are composed of the following at acquisition date:

August 20, 2010 fair value
Non interest bearing checking accounts	$10,937
Interest bearing checking accounts	3,783
Interest bearing savings deposits	9,909
Time deposits	23,054

Total	$47,683

At acquisition date, the scheduled maturities and the weighted average interest rates of time deposits of more than $100 and less than $100 were as follows:

	August 20, 2010
	greater than $100		less than $100
		weighted		weighted
		average		average
	fair	interest	fair	interest
	value	rate	value	rate
Less than 3 months	$3,135	0.52%	$6,155	0.47%
4 - 6 months	2,704	0.52%	4,813	0.54%
7 - 12 months	988	0.79%	3,514	0.83%
1 - 2 years	409	1.18%	1,300	1.24%
2 - 3 years	—	—%	36	1.75%

Total	$7,236	0.60%	$15,818	0.86%

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 9: Subsequent Events

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. Subsequent to the August 20, 2010 acquisition date, CenterState sold all $1,564 of investment securities acquired and recognized a pre-tax loss of approximately $7. CenterState also prepaid the $4,000 FHLB advances and the $150 prepayment penalty subsequent to the acquisition date.